                                                                  EXHIBIT 2.2(a)

                                                                Version 11/11/02


                                 FIRST AMENDMENT

                              TO AGREEMENT AND PLAN

                                       OF

                                     MERGER

                                    BETWEEN


                           KC ACQUISITION CORPORATION,
                            a New Jersey corporation,


                               CRITICOM IDC CORP.,
                            a New Jersey corporation,



                       CRITICOM INTERNATIONAL CORPORATION,
                            a Minnesota corporation,

                                       AND


                               THE SHAREHOLDERS OF
                       CRITICOM INTERNATIONAL CORPORATION,
                            a Minnesota corporation,





                          Dated as of November 11, 2002

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "First Amendment"), is made and entered into effective as of November 11, 2002 ("Effective Date"), by and among KC Acquisition Corporation, a New Jersey corporation (the "Buyer") and Criticom IDC Corp., a New Jersey corporation and a wholly-owned subsidiary of the Buyer (the "Surviving Corporation") and the former Shareholders of Criticom International Corporation (the "Former Criticom Shareholders"). The Buyer, the Surviving Corporation, and the Former Criticom Shareholders are referred to collectively herein as the "Parties" and individually a "Party".

         Whereas, the Parties have completed their contemplated tax-free forward subsidiary merger of Criticom International Corporation with and into the Surviving Corporation on or about September 26, 2002, in accordance with the Parties Agreement and Plan of Merger dated September 26, 2002 (the "Agreement of Merger"). The Parties have determined it to be in their mutual best interest to amend their Agreement of Merger and by this First Amendment to the Agreement of Merger hereby amend the prior Agreement of Merger as set forth herein.

         Now, therefore, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:


                                   ARTICLE 1.
                                   DEFINITIONS

         1.1 Defined terms used in this First Amendment shall have the meanings set forth or described in the Agreement of Merger.


                                   ARTICLE 2.
                          EFFECT ON AGREEMENT OF MERGER

         2.1 Except as specifically set forth herein, all other agreements of the Parties contained in the Agreement of Merger shall remain in full force and effect, but amended as provided herein.

                                   ARTICLE 3.
                        AMENDMENT TO AGREEMENT OF MERGER

         3.1 Amendment to Article 2.3.6(B) of the Agreement of Merger. Article 2.3.6(B) of the Agreement of Merger is hereby amended and substituted with the following instead of Article 2.3.6(B) as contained in the Agreement of Merger:

         "(B). The parties intend to be part of a public offering of shares of IAS Holdings to the public pursuant to an Initial Public Offering ("IPO") after Closing. The timing and actual terms of such an IPO shall be subject to changes in market conditions. Based upon the current outline of the IPO, a total of Seven Million (7,000,000) shares are to be distributed amongst the shareholders of IAS Holdings prior to the IPO (the "IPO Shares"), with Six Million Three Hundred Fifteen Thousand Two Hundred Forty Seven (6,315,247) IPO Shares divided between the present shareholders of Buyer exclusive of the Former Criticom Shareholders (Thomas Few, Timothy McGinn and David Smith) and Six Hundred Eighty Four Thousand Seven Hundred Fifty Three (684,753) of the IPO Shares divided amongst the Former Criticom Shareholders. In addition, in the event the IPO occurs and the shares of IAS Holdings are distributed as set forth in this
Section 2.3.6(B), the Former Criticom Shareholders may earn additional post-IPO Shares of IAS Holdings as detailed on Schedule 2.3.6(B) attached. There shall be no such additional shares earned or issued if the IPO does not occur and IAS Holdings fails to become a publicly traded company. To the extent that the terms of the IPO change and the share ownership interests of all shareholders of Buyer are changed, the change to all shareholders shall apply pro rata to all such shareholders of IAS Holdings at that time, including proportional change in the shares to be distributed amongst all the shareholders as well as a proportional change in the numbers of shares represented by the potential additional shares which may be earned by the Former Criticom Shareholders herein. Preemptive Rights shall not apply to this event, except that to the extent other shareholders of Buyer exclusive of the Former Criticom Shareholders receive the right to buy shares in the IPO the Former Criticom Shareholders shall receive a pro rata right based upon their respective percentage stock interests in Buyer, to the extent otherwise set forth in the Shareholder Rights and Voting Agreement between the Parties."

         3.2 Amendment to Schedule 2.3.6 to the Agreement of Merger. Schedule
2.3.6 to the Agreement of Merger is hereby amended and substituted with the following instead of Schedule 2.3.6 as contained in the Agreement of Merger:

                               "SCHEDULE 2.3.6(B)

                EARNING OF ADDITIONAL IPO SHARES OF IAS HOLDINGS

         Subject to the terms of the share "earn out" program detailed below, the Former Criticom Shareholders may earn additional post-IPO Shares of IAS Holdings based upon the performance of the Surviving Corporation as the subsidiary of a publicly traded corporation, as follows:

         During the period of 1/1/03 through 12/31/03, if at any time during that calendar year the earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Surviving Corporation as separately determined shall reach a threshold of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), the Former Criticom Shareholders shall divide amongst them in proportion to their respective percentage stock interests in the Buyer, a total of Two Hundred Sixty Three Thousand post-IPO shares of IAS Holdings. To the extent that the share ownership interests of all shareholders change from the initial share ownership numbers projected in Section 2.3.6(B.) above, the number of shares which may be earned herein shall be increased or decreased, as the case may be in that same proportional change. The EBITDA of the Surviving Corporation shall be determined as a separate operating entity from time to time during the applicable time period by the accountants for the company in accordance with generally accepted accounting principles as consistently applied."

                                    ARTICLE 4
                            MISCELLANEOUS AND GENERAL

         4.1 Counterparts. This First Amendment may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures thereto were on the same instrument. Further, this document may be executed by facsimile signatures, which shall be deemed original signatures for purposes of this First Amendment. This First Amendment shall be effective and binding upon all parties hereto as of the date when all parties have executed a counterpart of this First Amendment.

         4.2 Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         4.3 Entire Agreement; Assignment. This First Amendment constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, and shall not be assigned by operation of law or otherwise.

         4.4 Parties in Interest. This First Amendment shall be binding upon and inure solely to the benefit of each Party hereto and their respective heirs, executors, administrators, successors and permitted assigns, and nothing in this First Amendment, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         4.5 Captions. The article, section and paragraph captions herein are for convenience of reference only, do not constitute part of this First Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         4.6 Advice of Counsel. Each Party represents and warrants that in executing this First Amendment:

              4.6.1 Such Party has had the opportunity to obtain independent accounting, financial, investment, legal, tax and other appropriate advice;

              4.6.2 The terms of this First Amendment have been carefully read by such Party and its consequences explained to such Party by his, her or its independent advisors;

              4.6.3 Such Party fully understands the terms and consequences of this First Amenment;

              4.6.4 Such Party has not relied on any inducements, promises or representations made by the other Party (except those expressly set forth herein) or the accountants, attorneys or other agents representing or serving the other Party;

              4.6.5 Such Party has made its own independent determinations as to the tax effect upon such Party without reliance upon any other party to any extent; and

              4.6.6 Such Party's execution of this First Amendment is free and voluntary.

         4.7 Representation of the Target. The Former Criticom Shareholders agree that Curt Quady shall have the authority on behalf of the Former Criticom Shareholders to accept and give notices hereunder and act on behalf of the Former Criticom Shareholders in respect of all matters or actions required of the Former Criticom Shareholders after the date hereof.

                    [Rest of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto and shall be effective as of the date first hereinabove written.


THE BUYER:
KC ACQUISITION CORPORATION,
 a New Jersey corporation


By:   /s/ Thomas J. Few                     /s/ Vincent M. Erickson
   -----------------------------            --------------------------
Name:     Thomas J. Few                     Vincent M. Erickson
     ---------------------------
Title:    President
      --------------------------            /s/ Raymond J. Menard
                                            --------------------------
                                            Raymond J. Menard

THE SURVIVING CORPORATION:
CRITICOM IDC CORP.,
a New Jersey corporation


By:   /s/ Thomas J. Few
   -----------------------------
Name:     Thomas J. Few
     ---------------------------
Title:    President
      --------------------------


FORMER CRITICOM SHAREHOLDERS:

/s/ Curtis E. Quady
--------------------------
Curtis E. Quady

/s/ Duane J. Plowman
--------------------------
Duane J. Plowman

/s/ Bonnie J. Plowman
--------------------------
Bonnie J. Plowman

/s/ Jill C. Quady
--------------------------
Jill C. Quady

/s/ Lisa M. Fischer
--------------------------
Lisa M. Fischer

/s/ David L. Speed
--------------------------
David L. Speed

                                                                 Version 2/03/03


                                SECOND AMENDMENT

                              TO AGREEMENT AND PLAN

                                       OF

                                     MERGER

                                    BETWEEN


                           KC ACQUISITION CORPORATION,
                            a New Jersey corporation,


                               CRITICOM IDC CORP.,
                            a New Jersey corporation,



                       CRITICOM INTERNATIONAL CORPORATION,
                            a Minnesota corporation,

                                       AND


                               THE SHAREHOLDERS OF
                       CRITICOM INTERNATIONAL CORPORATION,
                            a Minnesota corporation,




                          Dated as of February 3, 2003

                                SECOND AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Second Amendment"), is made and entered into effective as of February 3, 2003 ("Effective Date"), by and among KC Acquisition Corporation, a New Jersey corporation (the "Buyer") and Criticom IDC Corp., a New Jersey corporation and a wholly-owned subsidiary of the Buyer (the "Surviving Corporation") and the former Shareholders of Criticom International Corporation (the "Former Criticom Shareholders"). The Buyer, the Surviving Corporation, and the Former Criticom Shareholders are referred to collectively herein as the "Parties" and individually a "Party".

         Whereas, the Parties have completed their contemplated tax-free forward subsidiary merger of Criticom International Corporation with and into the Surviving Corporation on or about September 26, 2002, in accordance with the Parties Agreement and Plan of Merger dated September 26, 2002 (the "Agreement of Merger") and on or about November 11, 2002, determined it to be in their mutual best interests to amend their Agreement of Merger by the First Amendment to Plan and Agreement of Merger (the "First Amendment"). The Parties have determined it to be in their mutual best interests to further amend and supplement their Agreement of Merger and the First Amendment by this Second Amendment to the Agreement of Merger and hereby amend and supplement the prior Agreement of Merger and First Amendment as set forth herein.

         Now, therefore, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:


                                   ARTICLE 1.
                                   DEFINITIONS

         1.1 Defined terms used in this Second Amendment shall have the meanings set forth or described in the Agreement of Merger.


                                   ARTICLE 2.
                          EFFECT ON AGREEMENT OF MERGER

         2.1 Except as specifically set forth herein, all other agreements of the Parties contained in the Agreement of Merger and First Amendment shall remain in full force and effect, but amended as provided herein.

                                   ARTICLE 3.
              AMENDMENT TO AGREEMENT OF MERGER AND FIRST AMENDMENT

         3.1 Amendment to Article 2.3.6(B) of the Agreement of Merger. Article 2.3.6(B) of the Agreement of Merger and as amended in the First Amendment is hereby further amended and substituted with the following instead of Article 2.3.6(B) as contained in the Agreement of Merger:

         "(B). The parties intend to be part of a public offering of shares of IAS Holdings (or other new company name chosen for the IPO, called "IAS Holdings" for the purposes hereof) to the public pursuant to an Initial Public Offering ("IPO") after Closing. The timing and actual terms of such an IPO shall be subject to changes in market conditions. Based upon the current outline of the IPO, a total of Three Million One Hundred Eighty One Thousand Eight Hundred Eighteen (3,181,818) shares are to be distributed amongst the shareholders of IAS Holdings prior to the IPO (the "IPO Shares"), with Two Million Eight Hundred Seventy Thousand (2,870,000) IPO Shares divided between the present shareholders of Buyer exclusive of the Former Criticom Shareholders (Thomas Few, Timothy McGinn and David Smith) and Three Hundred Eleven Thousand Eight Hundred Eighteen (311,818) of the IPO Shares divided amongst the Former Criticom Shareholders. In addition, in the event the IPO occurs and the shares of IAS Holdings are distributed as set forth in this Section 2.3.6(B), the Former Criticom Shareholders may earn additional post-IPO Shares of IAS Holdings as detailed on
Schedule 2.3.6(B) attached. There shall be no such additional shares earned or issued if the IPO does not occur and IAS Holdings fails to become a publicly traded company. To the extent that the terms of the IPO change and the share ownership interests of all shareholders of Buyer are changed, the change to all shareholders shall apply pro rata to all such shareholders of IAS Holdings at that time, including proportional change in the shares to be distributed amongst all the shareholders as well as a proportional change in the numbers of shares represented by the potential additional shares which may be earned by the Former Criticom Shareholders herein. Preemptive Rights shall not apply to this event, except that to the extent other shareholders of Buyer exclusive of the Former Criticom Shareholders receive the right to buy shares in the IPO the Former Criticom Shareholders shall receive a pro rata right based upon their respective percentage stock interests in Buyer, to the extent otherwise set forth in the Shareholder Rights and Voting Agreement between the Parties."

         3.2 Supplement to Article 2.3.6 of the Agreement of Merger. Article
2.3.6 of the Agreement of Merger and as amended the First Amendment is hereby further amended and supplemented by adding a new Article 2.3.6(C) to the Agreement of Merger as follows:

         "(C). As set forth in Article 2.3.6(B) above, the parties intend to be part of a public offering of shares of IAS Holdings (or other new company name chosen for the IPO, called "IAS Holdings" for the purposes hereof) to the public pursuant to an Initial Public Offering ("IPO") after Closing. In addition to shares of stock in such IPO, the plans for the IPO include at present options to the current shareholders. Based upon the current outline of the IPO, total options to purchase Nine Hundred Nine Thousand (909,000) shares are to be distributed amongst the shareholders of IAS Holdings prior to the IPO (the "IPO Share Options"), with Eight Hundred Two Thousand Seven Hundred Seventeen (802,717) IPO Share Options divided between the present shareholders of Buyer exclusive of the Former Criticom Shareholders (Thomas Few, Timothy McGinn and David Smith) and One Hundred Six Thousand Two Hundred Eighty Three (106,283) of the IPO Share Options divided amongst the Former Criticom Shareholders. These IPO Share Options will vest as follows: (1) 30% will vest and be immediately exercisable on the first anniversary of the IPO; (2) 30% will vest and be immediately exercisable on the second anniversary of the IPO; and (3) 40% will vest and become immediately exercisable on the third anniversary of the IPO. The exercise price for these IPO Share Options will be equal to the per share offering price for the IPO plus a 20% premium. There shall be no such IPO Share Options earned or issued if the IPO does not occur and IAS Holdings fails to become a publicly traded company. To the extent that the terms of the IPO change and the share options of all shareholders of Buyer are changed, the change to all shareholders shall apply pro rata to all such shareholders of IAS Holdings at that time, including proportional change in the share options to be distributed amongst all the shareholders."

         3.3 Amendment to Schedule 2.3.6 to the Agreement of Merger. Schedule
2.3.6 to the Agreement of Merger as amended in the First Amendment is hereby further amended and substituted with the following instead of Schedule 2.3.6 as contained in the Agreement of Merger and as amended in the First Amendment:

                               "SCHEDULE 2.3.6(B)

                EARNING OF ADDITIONAL IPO SHARES OF IAS HOLDINGS

         Subject to the terms of the share "earn out" program detailed below, the Former Criticom Shareholders may earn additional post-IPO Shares of IAS Holdings based upon the performance of the Surviving Corporation as the subsidiary of a publicly traded corporation, as follows:

         During the period of 1/1/03 through 12/31/03, if at any time during that calendar year the earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Surviving Corporation as separately determined shall reach a threshold of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), the Former Criticom Shareholders shall divide amongst them in proportion to their respective percentage stock interests in the Buyer, a total of Sixty Eight Thousand One Hundred Eighty Two (68,182) post-IPO shares of IAS Holdings. To the extent that the share ownership interests of all shareholders change from the initial share ownership numbers projected in Section 2.3.6(B.) above, the number of shares which may be earned herein shall be increased or decreased, as the case may be in that same proportional change. The EBITDA of the Surviving Corporation shall be determined as a separate operating entity from time to time during the applicable time period by the accountants for the company in accordance with generally accepted accounting principles as consistently applied."

                                    ARTICLE 4
                            MISCELLANEOUS AND GENERAL

         4.1 Counterparts. This Second Amendment may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures thereto were on the same instrument. Further, this document may be executed by facsimile signatures, which shall be deemed original signatures for purposes of this Second Amendment. This Second Amendment shall be effective and binding upon all parties hereto as of the date when all parties have executed a counterpart of this Second Amendment.

         4.2 Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         4.3 Entire Agreement; Assignment. This Second Amendment constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, and shall not be assigned by operation of law or otherwise.

         4.4 Parties in Interest. This Second Amendment shall be binding upon and inure solely to the benefit of each Party hereto and their respective heirs, executors, administrators, successors and permitted assigns, and nothing in this Second Amendment, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Second Amendment.

         4.5 Captions. The article, section and paragraph captions herein are for convenience of reference only, do not constitute part of this Second Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         4.6 Advice of Counsel. Each Party represents and warrants that in executing this Second Amendment:

              4.6.1 Such Party has had the opportunity to obtain independent accounting, financial, investment, legal, tax and other appropriate advice;

              4.6.2 The terms of this Second Amendment have been carefully read by such Party and its consequences explained to such Party by his, her or its independent advisors;

              4.6.3 Such Party fully understands the terms and consequences of this Second Amendment;

              4.6.4 Such Party has not relied on any inducements, promises or representations made by the other Party (except those expressly set forth herein) or the accountants, attorneys or other agents representing or serving the other Party;

              4.6.5 Such Party has made its own independent determinations as to the tax effect upon such Party without reliance upon any other party to any extent; and

              4.6.6 Such Party's execution of this Second Amendment is free and voluntary.

         4.7 Representation of the Target. The Former Criticom Shareholders agree that Curt Quady shall have the authority on behalf of the Former Criticom Shareholders to accept and give notices hereunder and act on behalf of the Former Criticom Shareholders in respect of all matters or actions required of the Former Criticom Shareholders after the date hereof.

                     [Rest of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto and shall be effective as of the date first hereinabove written.


THE BUYER:
KC ACQUISITION CORPORATION,
 a New Jersey corporation


By:  /s/ Thomas J. Few                      /s/ Vincent M. Erickson
   -----------------------------            --------------------------
Name:    Thomas J. Few                      Vincent M. Erickson
     ---------------------------
Title:   President
      --------------------------            /s/ Raymond J. Menard
                                            --------------------------
                                            Raymond J. Menard

THE SURVIVING CORPORATION:
CRITICOM IDC CORP.,
a New Jersey corporation


By:  /s/ Thomas J. Few
   -----------------------------
Name:    Thomas J. Few
     ---------------------------
Title:   President
      --------------------------


FORMER CRITICOM SHAREHOLDERS:

/s/ Curtis E. Quady
--------------------------
Curtis E. Quady

/s/ Duane J. Plowman
--------------------------
Duane J. Plowman

/s/ Bonnie J. Plowman
--------------------------
Bonnie J. Plowman

/s/ Jill C. Quady
--------------------------
Jill C. Quady

/s/ Lisa M. Fischer
---------------------------
Lisa M. Fischer

/s/ David L. Speed
--------------------------
David L. Speed